The Savannah Bancorp, Inc.

July 22, 2010
For Release: Immediately

Savannah Bancorp Reports Second Quarter Loss of $62,000

SAVANNAH, GA--(Globe Newswire) – July 22, 2010 - The Savannah Bancorp, Inc. (Nasdaq: SAVB) reported a net loss for the second quarter 2010 of $62,000 compared to net income of $106,000 in the second quarter 2009.  Net loss per diluted share was 1 cent in the second quarter of 2010 compared to net income per diluted share of 2 cents in 2009.  The quarter over quarter decline in earnings results primarily from a higher provision for loan losses.  Pretax earnings before the provision for loan losses and gain/loss on sale of securities and foreclosed assets were $3,653,000 in the second quarter 2010 compared to $3,946,000 in 2009.  Other growth and performance ratios are included in the attached financial highlights.

On June 25, 2010, The Savannah Bank, N.A. (“Savannah”), the Company’s largest subsidiary bank, entered into an agreement with the FDIC to purchase substantially all deposits and certain liabilities and assets of First National Bank, Savannah (“First National”).  Savannah acquired approximately $42 million in assets and assumed $216 million in liabilities, including $201 million in customer deposits.  The assets primarily include cash and due from accounts and investment securities.  Savannah acquired the local, non-brokered deposits of approximately $105 million at a premium of 0.11 percent.  In connection with closing, Savannah received a cash payment from the FDIC totaling $174 million, based on the differential between liabilities assumed and assets acquired, taking into account the deposit premium.

Total assets increased 21 percent to $1.23 billion at June 30, 2010, up $210 million from $1.02 billion a year earlier.  Loans totaled $849 million compared to $862 million one year earlier, a decrease of 1.6 percent.  Deposits totaled $1.07 billion and $847 million at June 30, 2010 and 2009, respectively, an increase of 26 percent.  Deposits include $195 million in deposits from the acquisition of First National.  Shareholders’ equity was $89.6 million at June 30, 2010 compared to $79.0 million at June 30, 2009.  Shareholder’s equity includes $11.2 million in net proceeds from the issuance of common stock in the second quarter 2010.  The Company’s total capital to risk-weighted assets ratio was 13.38 percent at June 30, 2010, which exceeds the 10 percent required by the regulatory agencies to maintain well-capitalized status.

John C. Helmken II, President and CEO, said, “Though we did report a small loss this quarter, we should not lose sight of the Company’s significant second quarter events:  a successful capital raise, the acquisition of a bank through an FDIC-assisted transaction, a key executive hire and continued progress in our loan portfolio.  In addition, our net interest margin remained above 3.50 percent for a second consecutive quarter and our deposit mix continues to improve.  We enter the second half of the year well positioned for growth.”

Helmken continued, “With the addition of Mike Viers to lead our Commercial Banking Group in Savannah, we expect to see growth on each side of the balance sheet.  Regardless of economic conditions, there is tremendous opportunity in our existing markets and we remain focused on soliciting core relationships for our Company.  We have the best team in the market to make that happen.”

The allowance for loan losses was $18,775,000, or 2.21 percent of loans at June 30, 2010 compared to $15,597,000 or 1.81 percent of total loans a year earlier.  Nonperforming assets were $48,978,000 or 3.97 percent of total assets at June 30, 2010 compared to $33,745,000 or 3.31 percent at June 30, 2009.  Second quarter net charge-offs were $4,581,000 compared to net charge-offs of $2,937,000 for the same period in 2009.  The provision for loan losses for the second quarter of 2010 was $3,745,000 compared to $3,225,000 for the second quarter of 2009.  The higher provision for loan losses was primarily due to real estate-related charge-offs and continued weakness in the Company’s local real estate markets.

Net interest income was up $192,000, or 2.4 percent, in the second quarter 2010 versus the second quarter 2009.  Second quarter net interest margin increased to 3.54 percent in 2010 as compared to 3.52 percent in 2009, primarily due to significantly lower deposit rates partially offset by higher levels of noninterest-earning assets.  The net interest margin decreased 10 basis points on a linked quarter basis from the 3.64 percent margin for the first quarter 2010.

Noninterest income decreased $180,000, or 9.4 percent, in the second quarter of 2010 versus the same period in 2009 due to lower mortgage related income, $256,000 lower gain on hedges, and a lower gain on the sale of securities, partially offset by $107,000, or 19 percent, higher trust and asset management fees.

Noninterest expense decreased $200,000 to $6,539,000 in the second quarter 2010 compared to the same period in 2009.  Second quarter 2010 noninterest expense included $405,000, or 50 percent, of lower FDIC insurance premiums and $554,000, or 63 percent, lower loss on sale of foreclosed assets.  The second quarter 2009 included the special assessment from the FDIC which accounts for most of the net decline in FDIC insurance premiums.  Occupancy and equipment expense was $457,000 higher, or 101 percent, and other operating expense was $179,000 higher, or 16 percent.  In the second quarter 2009, the Company purchased its previously leased Hilton Head Island branch from an outside party and reversed approximately $527,000 in accrued rent expense that was recorded in occupancy and equipment expense.

The Savannah Bancorp, Inc. (“SAVB” or “Company”), a bank holding company for The Savannah Bank, N.A., Bryan Bank & Trust (Richmond Hill, Georgia), and Minis & Co., Inc., is headquartered in Savannah, Georgia and began operations in 1990.  SAVB has fourteen branches in Coastal Georgia and South Carolina.  Its primary businesses include loan, deposit, trust, asset management, and mortgage origination services provided to local customers.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.  These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties.  There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved.  A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release.  Many of these factors are beyond our ability to control or predict.  These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.  We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Contacts:  John C. Helmken II, President and CEO, 912-629-6486
                 Michael W. Harden, Jr., Chief Financial Officer, 912-629-6496

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
Second Quarter Financial Highlights
June 30, 2010 and 2009
($ in thousands, except share data)
(Unaudited)
			%
Balance Sheet Data at June 30	2010	2009	Change
Total assets	$ 1,234,817	$ 1,019,557	21
Interest-earning assets	1,137,8633	936,927	21
Loans	848,8522	862,242	(1.6)
Other real estate owned	7,7933	6,377	22
Deposits	1,070,4455	847,037	26
Interest-bearing liabilities	1,049,1755	856,041	23
Shareholders' equity	89,5944	78,980	13
Loan to deposit ratio	79.300%	101.80%	(22)
Equity to assets	7.266%	7.75%	(6.3)
Tier 1 capital to risk-weighted assets	12.122%	10.30%	18
Total capital to risk-weighted assets	13.388%	11.55%	16
Outstanding shares	7,2011	5,932	21
Book value per share	$12.444	$ 13.31	(6.5)
Tangible book value per share	$12.099	$ 12.88	(6.1)
Market value per share	$ 9.766	$ 6.65	47

Loan Quality Data
Nonaccruing loans	$39,0011	$ 24,994	56
Loans past due 90 days – accruing	2,1844	2,374	(8.0)
Net charge-offs	7,9688	4,648	71
Allowance for loan losses	18,7755	15,597	20
Allowance for loan losses to total loans	2.211%	1.81%	22
Nonperforming assets to total assets	3.977%	3.31%	20

Performance Data for the Second Quarter
Net (loss) income	$ (62) )	$ 1066	(158)
Return on average assets	(0.02) )%	0.04 4%	(150)
Return on average equity	(0.31) )%	.53%	(158)
Net interest margin	3.56 6%	3.522%	1.1
Efficiency ratio	65.38 8%	67.46 6%	(3.1)
Per share data:
Net (loss) income – basic	$ (0.01)))	$0.02 2	(150)
Net (loss) income – diluted	$ (0.01) )	$0.02 2	(150)
Dividends	$ 0.00 0	$0.022	NM
Average shares (000s):
Basic	6,1466	5,932	3.6
Diluted	6,1466	5,936	3.5

Performance Data for the First Six Months
Net loss	$ (550) )	$ (179) )	207
Return on average assets	(0.05) )%	(0.04)%	25
Return on average equity	(0.69) )%	(0.45)%	(53)
Net interest margin	3.599%	3.44 4%	4.4
Efficiency ratio	62.600%	67.20%	(6.8)
Per share data:
Net loss – basic	$ (0.09) )	$ (0.03)	200
Net loss – diluted	$ (0.09) )	$ (0.03)	200
Dividends	$ 0.02 2	$ 0.14 5	(86)
Average shares (000s):
Basic	6,0422	5,933	1.8
Diluted	6,0422	5,936	1.8

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share data)
(Unaudited)

	June 30,
	2010	2009
Assets
Cash and due from banks	$ 19,606	$ 22,650
Federal funds sold	8,286	11,550
Interest-bearing deposits	203,611	6,209
Cash and cash equivalents	231,503	40,409
Securities available for sale, at fair value (amortized
cost of $116,115 and $81,862)	117,695	83,883
Loans, net of allowance for loan losses
of $18,775 and $15,597	830,077	846,645
Premises and equipment, net	15,480	16,408
Other real estate owned	7,793	6,377
Bank-owned life insurance	6,206	6,326
Goodwill and other intangible assets, net	2,542	2,570
Other assets	23,521	16,939
Total assets	$ 1,234,817	$ 1,019,557

Liabilities
Deposits:
Noninterest-bearing	$ 89,793	$ 78,961
Interest-bearing demand	121,834	121,919
Savings	18,810	16,421
Money market	257,961	219,990
Time deposits	582,047	409,746
Total deposits	1,070,445	847,037
Short-term borrowings	19,295	49,604
Other borrowings	13,257	12,385
FHLB advances – long-term	25,661	15,666
Subordinated debt	10,310	10,310
Other liabilities	6,255	5,575
Total liabilities	1,145,223	940,577
Shareholders' equity
Preferred stock, par value $1 per share: shares
authorized 10,000,000, none issued	-	-
Common stock, par value $1 per share: shares authorized
20,000,000, issued 7,201,346 and 5,933,789	7,201	5,934
Additional paid-in capital	48,644	38,567
Retained earnings	32,715	32,512
Treasury stock, at cost, 536 and 1,443 shares	(1)	(4)
Accumulated other comprehensive income, net	1,035	1,971
Total shareholders' equity	89,594	78,980
Total liabilities and shareholders' equity	$ 1,234,817	$ 1,019,557

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
for the Six Months and Five Quarters Ending June 30, 2010
($ in thousands, except per share data)

				(Unaudited)
	For the Six Months Ended			2010		2009			Q2-10 /
	June 30,		%	Second	First	Fourth	Third	Second	Q2-09
	2010	2009	Chg	Quarter	Quarter	Quarter	Quarter	Quarter	% Chg
Interest and dividend income
Loans, including fees	$22,916	$23,502	(2.5)	$11,298	$11,618	$11,793	$11,786	$11,856	(4.7)
Investment securities	1,113	1,799	(38)	552	561	688	932	894	(38)
Deposits with banks	30	25	20	24	6	9	11	12	100
Federal funds sold	11	4	175	3	8	6	8	2	50
Total interest and dividend income	24,070	25,330	(5.0)	11,877	12,193	12,496	12,737	12,764	(6.9)
Interest expense
Deposits	6,393	8,745	(27)	3,118	3,275	3,652	4,057	4,264	(27)
Borrowings & sub debt	796	702	13	392	404	446	354	338	16
FHLB advances	176	133	32	91	85	83	86	78	17
Total interest expense	7,365	9,580	(23)	3,601	3,764	4,181	4,497	4,680	(23)
Net interest income	16,705	15,750	6.1	8,276	8,429	8,315	8,240	8,084	2.4
Provision for loan losses	9,065	6,945	31	3,745	5,320	2,560	3,560	3,225	16
Net interest income after the
provision for loan losses	7,640	8,805	(13)	4,531	3,109	5,755	4,680	4,859	(6.8)
Noninterest income
Trust and asset management fees	1,311	1,158	13	678	633	613	580	571	19
Service charges on deposits	915	899	1.8	460	455	464	446	432	6.5
Mortgage related income, net	192	251	(24)	103	89	92	89	159	(35)
Other operating income	991	592	67	355	636	322	324	309	15
Gain on hedges	(11)	641	(102)	(11)	-	48	184	245	(104)
Gain on sale of securities	608	374	63	141	467	1,141	604	190	(26)
Total noninterest income	4,006	3,915	2.3	1,726	2,280	2,680	2,227	1,906	(9.4)
Noninterest expense
Salaries and employee benefits	6,093	6,349	(4.0)	3,053	3,040	2,859	2,938	2,998	1.8
Occupancy and equipment	1,802	1,460	23	909	893	1,014	1,242	452	101
Information technology	1,014	889	14	519	495	469	452	451	15
FDIC deposit insurance	798	1,114	(28)	410	388	376	396	815	(50)
Loss on sale of foreclosed assets	859	1,049	(18)	331	528	1,269	220	885	(63)
Other operating expense	2,400	2,353	2.0	1,317	1,083	1,301	1,228	1,138	16
Total noninterest expense	12,966	13,214	(1.9)	6,539	6,427	7,288	6,476	6,739	(3.0)
Income (loss) before income taxes	(1,320)	(494)	167	(282)	(1,038)	1,147	431	26	NM
Income tax expense (benefit)	(770)	(315)	144	(220)	(550)	385	85	(80)	175
Net income (loss)	$ (550)	$ (179)	207	$ (62)	$ (488)	$ 762	$ 346	$ 106	(158)
Net income (loss) per share:
Basic	$ (0.09)	$ (0.03)	200	$ (0.01)	$ (0.08)	$ 0.13	$ 0.06	$ 0.02	(150)
Diluted	$ (0.09)	$ (0.03)	200	$ (0.01)	$ (0.08)	$ 0.13	$ 0.06	$ 0.02	(150)
Average basic shares (000s)	6,042	5,933	1.8	6,146	5,938	5,932	5,932	5,932	3.6
Average diluted shares (000s)	6,042	5,936	1.8	6,146	5,938	5,937	5,936	5,936	3.5
Performance Ratios
Return on average equity	(0.69)%	(0.45)%	(53)	(0.31)%	(2.50)%	3.80%	1.73%	0.53%	(158)
Return on average assets	(0.05)%	(0.04)%	(25)	(0.02)%	(0.19)%	0.29%	0.13%	0.04%	(150)
Net interest margin	3.59%	3.44%	4.4	3.56%	3.64%	3.47%	3.47%	3.52%	1.1
Efficiency ratio	62.60%	67.20%	(6.8)	65.38%	60.01%	66.28%	61.87%	67.46%	(3.1)
Average equity	79,566	80,236	(0.8)	80,110	79,016	79,459	79,302	79,606	0.6
Average assets	1,035,332	1,004,105	3.1	1,038,176	1,032,454	1,038,328	1,026,871	1,005,112	3.3
Average interest-earning assets	939,654	923,791	1.7	939,361	938,805	951,258	943,236	922,073	1.9

Capital Resources

The banking regulatory agencies have adopted capital requirements that specify the minimum level for which no prompt corrective action is required.  In addition, the FDIC assesses FDIC insurance premiums based on certain “well-capitalized” risk-based and equity capital ratios.  As of June 30, 2010, the Company and the Subsidiary Banks exceeded the minimum requirements necessary to be classified as “well-capitalized.”

Total tangible equity capital for the Company was $87.1 million, or 7.05 percent of total assets at June 30, 2010.  The table below includes the regulatory capital ratios for the Company and each Subsidiary Bank along with the minimum capital ratio and the ratio required to maintain a well-capitalized regulatory status.

					Well-
($ in thousands)	Company	Savannah	Bryan	Minimum	Capitalized

Qualifying Capital
Tier 1 capital	$ 96,133	$ 65,070	$ 22,866	-	-
Total capital	106,160	72,240	25,479	-	-

Leverage Ratios
Tier 1 capital to average assets	9.28%	8.54%	8.97%	4.00%	5.00%

Risk-based Ratios
Tier 1 capital to risk- weighted assets	12.12%	11.45%	11.05%	4.00%	6.00%
Total capital to risk-weighted assets	13.38%	12.71%	12.32%	8.00%	10.00%

Tier 1 and total capital at the Company level includes $10 million of subordinated debt issued to the Company’s nonconsolidated subsidiaries.  Total capital also includes the allowance for loan losses up to 1.25 percent of risk-weighted assets.

The Savannah Bancorp, Inc. and Subsidiaries
Allowance for Loan Losses and Nonperforming Loans
(Unaudited)

	2010			2009
	Second	First	Fourth	Third	Second
($ in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Allowance for loan losses
Balance at beginning of period	$ 19,611	$ 17,678	$ 16,880	$ 15,597	$ 15,309
Provision for loan losses	3,745	5,320	2,560	3,560	3,225
Net charge-offs	(4,581)	(3,387)	(1,762)	(2,277)	(2,937)
Balance at end of period	$ 18,775	$ 19,611	$ 17,678	$ 16,880	$ 15,597

As a % of loans	2.21%	2.26%	2.00%	1.95%	1.81%
As a % of nonperforming loans	45.59%	53.40%	51.77%	64.92%	56.99%
As a % of nonperforming assets	38.33%	44.47%	41.62%	46.56%	46.22%

Net charge-offs as a % of average loans (a)	2.26%	1.63%	0.83%	1.07%	1.41%

Risk element assets
Nonaccruing loans	$ 39,001	$ 35,579	$ 32,545	$ 25,694	$ 24,994
Loans past due 90 days – accruing	2,184	1,146	1,570	307	2,374
Total nonperforming loans	41,185	36,725	34,115	26,001	27,368
Other real estate owned	7,793	7,374	8,329	10,252	6,377
Total nonperforming assets	$ 48,978	$ 44,099	$ 42,444	$ 36,253	$ 33,745

Loans past due 30-89 days	$ 10,259	$ 13,740	$ 5,182	$ 8,122	$ 6,670

Nonperforming loans as a % of loans	4.85%	4.23%	3.86%	3.00%	3.17%
Nonperforming assets as a % of loans
and other real estate owned	5.72%	5.03%	4.76%	4.13%	3.88%
Nonperforming assets as a % of assets	3.97%	4.21%	4.04%	3.48%	3.31%

(a) Annualized

The Savannah Bancorp, Inc. and Subsidiaries
Loan Concentration Schedule
June 30, 2010 and December 31, 2009
					% Dollar
($ in thousands)	6/30/10	% of Total	12/31/09	% of Total	Change
Non-residential real estate
Owner-occupied	$ 157,906	19	$ 137,439	16	15
Non owner-occupied	146,937	17	159,091	18	(7.6)
Construction	5,966	1	5,352	1	11
Commercial land and lot development	45,289	5	47,080	5	(3.8)
Total non-residential real estate	356,098	42	348,962	40	2.0
Residential real estate
Owner-occupied – 1-4 family	85,003	10	95,741	11	(11)
Non owner-occupied – 1-4 family	162,224	19	158,172	18	2.6
Construction	25,781	3	27,061	3	(4.7)
Residential land and lot development	76,958	9	92,346	10	(17)
Home equity lines	56,492	7	57,527	6	(1.8)
Total residential real estate	406,458	48	430,847	48	(5.7)
Total real estate loans	762,556	90	779,809	88	(2.2)
Commercial	71,453	8	89,379	10	(20)
Consumer	15,101	2	14,971	2	0.8
Unearned fees, net	(258)	-	(273)	-	(5.5)
Total loans, net of unearned fees	$ 848,852	100	$ 883,886	100	(4.0)

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – Second Quarter, 2010 and 2009

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
QTD	QTD	QTD	QTD		QTD	QTD	Vari-
6/30/10	6/30/09	6/30/10	6/30/09		6/30/10	6/30/09	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 32,915	$ 8,819	0.24	0.55	Interest-bearing deposits	$ 20	$ 12	$ 8	$ (7)	$ 15
78,271	71,551	2.44	4.89	Investments - taxable	476	873	(397)	(437)	40
7,595	1,467	4.33	7.38	Investments - non-taxable	82	27	55	(11)	66
7,365	4,414	0.27	0.18	Federal funds sold	5	2	3	1	2
813,215	835,822	5.57	5.69	Loans (c)	11,300	11,858	(558)	(250)	(308)
939,361	922,073	5.07	5.56	Total interest-earning assets	11,883	12,772	(889)	(1,126)	237
98,815	83,039			Noninterest-earning assets
$ 1,038,176	$ 1,005,112			Total assets

				Liabilities and equity
				Deposits
$ 126,536	$ 124,691	0.37	0.49	NOW accounts	117	153	(36)	(37)	1
18,015	16,425	0.40	0.71	Savings accounts	18	29	(11)	(13)	2
188,443	118,787	1.57	1.76	Money market accounts	739	522	217	(56)	273
63,147	91,463	1.03	1.61	Money market accounts - institutional	162	367	(205)	(132)	(73)
168,090	160,127	2.36	3.48	CDs, $100M or more	988	1,391	(403)	(447)	44
97,563	113,551	1.18	2.17	CDs, broker	288	613	(325)	(280)	(45)
150,201	142,272	2.16	3.35	Other time deposits	807	1,189	(382)	(422)	40
811,995	767,316	1.54	2.23	Total interest-bearing deposits	3,119	4,264	(1,145)	(1,320)	175
34,695	45,704	3.63	2.12	Short-term/other borrowings	314	242	72	172	(100)
15,992	13,974	2.26	2.24	FHLB advances - long-term	90	78	12	1	11
10,310	10,310	2.92	3.73	Subordinated debt	75	96	(21)	(21)	-
				Total interest-bearing
872,992	837,304	1.65	2.24	liabilities	3,598	4,680	(1,082)	(1,232)	150
83,620	82,172			Noninterest-bearing deposits
1,454	6,030			Other liabilities
80,110	79,606			Shareholders' equity
$ 1,038,176	$1,005,112			Liabilities and equity
		3.42	3.32	Interest rate spread
		3.54	3.52	Net interest margin
				Net interest income	$ 8,285	$ 8,092	$ 193	$ 106	$ 87
$ 66,369	$ 84,769			Net earning assets
$ 895,615	$ 849,488			Average deposits
		1.40	2.01	Average cost of deposits
91%	98%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $8 in the second quarter 2010 and 2009, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.

The Savannah Bancorp, Inc. and Subsidiaries
Average Balance Sheet and Rate/Volume Analysis – First Six Months, 2010 and 2009

					Taxable-Equivalent			(a) Variance
Average Balance		Average Rate			Interest (b)			Attributable to
YTD	YTD	YTD	YTD		YTD	YTD	Vari-
6/30/10	6/30/09	6/30/10	6/30/09		6/30/10	6/30/09	ance	Rate	Volume
($ in thousands)		(%)			($ in thousands)			($ in thousands)
				Assets
$ 19,450	$ 6,331	0.31	0.80	Interest-bearing deposits	$ 30	$ 25	$ 5	$ (15)	$ 20
77,969	74,133	2.50	4.79	Investments - taxable	965	1,761	(796)	(842)	46
7,712	1,520	4.16	6.63	Investments - non-taxable	159	50	109	(19)	128
7,179	4,011	0.31	0.20	Federal funds sold	11	4	7	2	5
827,344	837,796	5.59	5.66	Loans (c)	22,921	23,506	(585)	(291)	(294)
939,654	923,791	5.17	5.53	Total interest-earning assets	24,086	25,346	(1,260)	(1,649)	389
95,678	80,314			Noninterest-earning assets
$ 1,035,332	$ 1,004,105			Total assets

				Liabilities and equity
				Deposits
$ 124,688	$ 124,023	0.38	0.50	NOW accounts	235	310	(75)	(74)	(1)
17,742	15,750	0.44	0.72	Savings accounts	39	56	(17)	(22)	5
180,672	113,038	1.58	1.78	Money market accounts	1,418	996	422	(112)	534
65,380	94,759	0.98	1.71	Money market accounts - institutional	318	805	(487)	(343)	(144)
164,974	152,281	2.52	3.62	CDs, $100M or more	2,064	2,730	(666)	(831)	165
101,889	118,115	1.13	2.42	CDs, broker	573	1,417	(844)	(756)	(88)
150,012	141,542	2.35	3.46	Other time deposits	1,746	2,431	(685)	(779)	94
805,357	759,508	1.60	2.32	Total interest-bearing deposits	6,393	8,745	(2,352)	(2,712)	360
38,955	53,875	3.36	1.86	Short-term/other borrowings	650	497	153	401	(248)
15,828	12,269	2.20	2.19	FHLB advances - long-term	173	133	40	1	39
10,310	10,310	2.91	4.01	Subordinated debt	149	205	(56)	(56)	-
				Total interest-bearing
870,450	835,962	1.71	2.31	liabilities	7,365	9,580	(2,215)	(2,487)	272
81,485	81,660			Noninterest-bearing deposits
3,831	6,247			Other liabilities
79,566	80,236			Shareholders' equity
$ 1,035,332	$ 1,004,105			Liabilities and equity
		3.46	3.22	Interest rate spread
		3.59	3.44	Net interest margin
				Net interest income	$16,721	$ 15,766	$ 955	$ 838	$ 117
$ 69,204	$ 87,829			Net earning assets
$ 886,842	$ 841,168			Average deposits
		1.45	2.10	Average cost of deposits
93%	100%			Average loan to deposit ratio

(a) This table shows the changes in interest income and interest expense for the comparative periods based on either changes in average volume or changes in average rates for interest-earning assets and interest-bearing liabilities.  Changes which are not solely due to rate changes or solely due to volume changes are attributed to volume.

(b) The taxable equivalent adjustment results from tax exempt income less non-deductible TEFRA interest expense and was $16 in the first six months 2010 and 2009, respectively.
(c) Average nonaccruing loans have been excluded from total average loans and categorized in noninterest-earning assets.